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Exhibit (a)(1)(ii)

        LETTER OF TRANSMITTAL

OFFER TO EXCHANGE

Zero-Coupon Convertible Debentures due 2033
for any and all outstanding
Zero-Coupon Convertible Debentures due 2033
(CUSIP Nos. 459902AK8 and 459902AL6)

of
International Game Technology

Pursuant to, and subject to the terms and conditions described in, the Offering Memorandum dated February 8, 2006

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 9, 2006, UNLESS EXTENDED OR EARLIER TERMINATED BY US (THE "EXPIRATION DATE").

The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK
By Facsimile: (212) 298-1915 Attention: Evangeline Gonzales Reorganization Unit Confirm by Telephone: (212) 815-3738	By Registered or Certified Mail: The Bank of New York Corporate Trust Operation Reorganization Unit 101 Barclay Street – 7 East New York, NY 10286 Attention: Evangeline Gonzales	By Hand or Overnight Delivery: The Bank of New York Corporate Trust Operation Reorganization Unit 101 Barclay Street – 7 East New York, NY 10286 Attention: Evangeline Gonzales

        DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS LETTER OF TRANSMITTAL VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

        Capitalized terms used but not defined herein shall have the same meaning given them in the offering memorandum of International Game Technology ("IGT"), dated February 8, 2006 (as may be amended and supplemented from time to time, the "Offering Memorandum").

        This Letter of Transmittal ("Letter") need not be completed if (a) Zero-Coupon Convertible Debentures due 2033 of IGT (the "Old Debentures"), are being tendered by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company ("DTC") pursuant to the procedures set forth in the Offering Memorandum under "The Exchange Offer—Procedures for Tendering" and (b) an "agent's message" is delivered to the Exchange Agent as described in the Offering Memorandum under "The Exchange Offer—Procedures for Tendering—Letter of Transmittal."

        THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. If Old Debentures are registered in different names, a separate Letter of Transmittal must be submitted for each registered owner. See Instruction 2 below.

        This Letter relates to the offer (the "Exchange Offer") of IGT to exchange $1,000 principal amount at maturity of the Company's Zero-Coupon Convertible Debentures due 2033 (the "New Debentures"), for each $1,000 principal amount at maturity of validly tendered and accepted outstanding Old Debentures. The Exchange Offer is made upon the terms and subject to the conditions contained in the Offering Memorandum.

        All tenders of Old Debentures pursuant to the Exchange Offer must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on March 9, 2006 unless extended or earlier terminated by us (the "Expiration Date"). IGT will notify holders of the Old Debentures of any extension by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

        The Exchange Offer is subject to certain conditions precedent as set forth in the Offering Memorandum under the caption "The Exchange Offer—Conditions."

        This Letter is to be completed by a holder of Old Debentures if a tender is to be made by book-entry transfer to the account maintained by the Exchange Agent at DTC pursuant to the procedures set forth in the Offering Memorandum under "The Exchange Offer—Procedures for Tendering," but only if an agent's message is not delivered through DTC's Automated Tender Offer Program ("ATOP"). Tenders by book-entry transfer may also be made through ATOP. DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC through ATOP. DTC will then verify the acceptance and execute a book-entry delivery to the Exchange Agent's account at DTC. DTC will also send an agent's message to the Exchange Agent for its acceptance. The agent's message will state that DTC has received an express acknowledgment from the tendering holder of Old Debentures, which acknowledgment will confirm that such holder of Old Debentures received and agrees to be bound by, and makes each of the representations and warranties contained in, this Letter, and that IGT may enforce this Letter against such holder of Old Debentures. Delivery of the agent's message by DTC will satisfy the terms of the Exchange Offer in lieu of execution and delivery of this Letter by the DTC participant identified in the agent's message. Accordingly, this Letter need not be completed by a holder tendering through ATOP.

        Holders of Old Debentures who are unable to deliver confirmation of the book-entry tender of their Old Debentures into the Exchange Agent's account at DTC and all other documents required by this Letter to the Exchange Agent on or prior to the Expiration Date must tender their Old Debentures according to the guaranteed delivery procedures set forth in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Offering Memorandum.

        DELIVERY OF DOCUMENT TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

        The undersigned has completed, executed and delivered this Letter to indicate the action the undersigned desires to take with respect to the Exchange Offer.

        List below the Old Debentures to which this Letter relates. If Old Debentures are registered in different names, a separate Letter of Transmittal must be submitted for each registered owner. See Instruction 2 below.

DESCRIPTION OF RESTRICTED OLD DEBENTURES (CUSIP NO. 459902AK8)

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Certificate Number(s)/Account Number(s)*	Aggregate Principal Amount at Maturity of Old Debentures	Principal Amount at Maturity Tendered**

Total

*
Need not be completed by holders tendering by book-entry transfer.

**
Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old Debentures represented by the debentures indicated in column 2. Old Debentures tendered hereby must be in denominations of principal amount at maturity of $1,000 or any integral multiple thereof. See Instruction 1 of the Letter of Transmittal.

DESCRIPTION OF UNRESTRICTED OLD DEBENTURES (CUSIP NO. 459902AL6)

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Certificate Number(s)/Account Number(s)*	Aggregate Principal Amount at Maturity of Old Debentures	Principal Amount at Maturity Tendered**

Total

*
Need not be completed by holders tendering by book-entry transfer.

**
Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old Debentures represented by the debentures indicated in column 2. Old Debentures tendered hereby must be in denominations of principal amount at maturity of $1,000 or any integral multiple thereof. See Instruction 1 of the Letter of Transmittal.

PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

Ladies and Gentlemen:

        By execution hereof, the undersigned acknowledges that he or she has received the Offering Memorandum and this Letter of Transmittal, which together constitute the Exchange Offer, to exchange $1,000 principal amount at maturity of New Debentures for each $1,000 principal amount at maturity of validly tendered and accepted Old Debentures, on the terms and subject to the conditions of the Offering Memorandum.

        Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to IGT the principal amount at maturity of Old Debentures indicated above pursuant to the Exchange Offer.

        Subject to, and effective upon, the acceptance of Old Debentures tendered hereby, by executing and delivering this Letter (or agreeing to the terms of this Letter pursuant to an agent's message) the undersigned: (i) irrevocably exchanges, assigns, and transfers to, or upon the order of, IGT all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of the Old Debentures tendered thereby; (ii) waives any and all rights with respect to the Old Debentures tendered; and (iii) releases and discharges IGT and the Trustee with respect to the Old Debentures from any and all claims such holder may have, now or in the future, arising out of or related to the Old Debentures. The undersigned acknowledges and agrees that the tender of Old Debentures made hereby may not be withdrawn except in accordance with the procedures set forth in the Offering Memorandum.

        The undersigned represents and warrants that it has full power and authority to legally tender, exchange, assign and transfer the Old Debentures tendered hereby and to acquire the New Debentures issuable upon the exchange of such tendered Old Debentures, and that, when and if the Old Debentures tendered hereby are accepted for exchange, IGT will acquire good and unencumbered title to the tendered Old Debentures free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or IGT to be necessary or desirable to transfer ownership of such Old Debentures on the account books maintained by DTC.

        The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of IGT with respect to such Old Debentures) with full power of substitution to: (i) transfer ownership of such Old Debentures on the account books maintained by DTC to, or upon the order of IGT; (ii) present such Old Debentures for transfer of ownership on the books of IGT; (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Old Debentures; and (iv) deliver, in book-entry form, the New Debentures issuable upon acceptance of the Old Debentures tendered hereby, together with any Old Debentures not accepted in the Exchange Offer, to the DTC account designated herein by the undersigned, all in accordance with the terms and conditions of the Exchange Offer as described in the Offering Memorandum.

        The undersigned acknowledges that the Exchange Offer is being made in reliance upon Section 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act"), to exempt the Exchange Offer from the registration requirements of the Securities Act. The Exchange Offer is also, pursuant to Section 18(b)(4)(C) of the Securities Act, exempt from the registration and qualification requirements of state securities laws. We have no contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting tenders in the Exchange Offer. In addition neither our financial advisor nor any broker, dealer, salesperson, agent or any other person, is engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the Exchange Offer.

        All authority conferred or agreed to be conferred in this Letter shall survive the death or incapacity of the undersigned and all obligations of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned.

        The Exchange Offer is subject to certain conditions as set forth in the Offering Memorandum under the caption "The Exchange Offer—Conditions." The undersigned recognizes that as a result of these conditions (which may be waived by IGT, in whole or in part, in the sole discretion of IGT, as more particularly set forth in the Offering Memorandum), IGT may not be required to accept all or any of the Old Debentures tendered hereby.

        We reserve the right to extend or terminate the Exchange Offer, if any of the conditions listed in "The Exchange Offer—Conditions" occur, or the occurrence thereof has not been waived by us in our sole discretion.

        The undersigned understands that a valid tender of Old Debentures not made in acceptable form and risk of loss therefor does not pass until receipt by the Exchange Agent of this Letter (or an agent's message in lieu thereof) or a facsimile hereof, duly completed, dated and signed, together with all accompanying evidences of authority and any other required documents and signature guarantees in form satisfactory to IGT (which may delegate power in whole or in part to the Exchange Agent). All questions as to validity, form and eligibility of any tender of the Old Debentures hereunder (including time of receipt) and acceptance of tenders and withdrawals of Old Debentures will be determined by IGT in its sole judgment (which may delegate power in whole or in part to the Exchange Agent) and such determination shall be final and binding.

        Unless otherwise indicated in the "Special Issuance and Payment Instructions" box below, the New Debentures will be credited to the DTC account number specified above. In the event that the "Special Issuance and Payment Instructions" box is completed, the undersigned hereby understands and acknowledges that any Old Debentures tendered but not accepted in the Exchange Offer will be issued in the name(s), and delivered by book-entry transfer to the DTC account number(s), indicated in such box. However, the undersigned understands and acknowledges that IGT has no obligation pursuant to the "Special Issuance and Payment Instructions" box to transfer any Old Debentures from the name(s) of the registered holders thereof to the person indicated in such box, if the Offerors do not accept any Old Debentures so tendered. The undersigned acknowledges and agrees that IGT and the Exchange Agent may, in appropriate circumstances, defer effecting transfer of Old Debentures, and may retain such Old Debentures, until satisfactory evidence of payment of transfer taxes payable on account of such transfer by the undersigned, or exemption therefrom, is received by the Exchange Agent.

        Your bank or broker can assist you in completing this form. The instructions included with this Letter must be followed. Questions and requests for assistance or for additional copies of the Offering Memorandum and this Letter may be directed to the Information Agent, whose address and telephone number appear on the final page of this Letter. See Instruction 7 below.

  METHOD OF DELIVERY

  / / CHECK HERE IF TENDERED OLD DEBENTURES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

  Name of Tendering Institution

  Account Number

  Transaction Code Number

  Signature(s) of Holder(s) of Old Debentures

          Must be signed by registered holders of Old Debentures exactly as such participant's name appears on a security position listing as the owner of Old Debentures, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Letter. If signing is by attorney, executor, administrator, trustee or guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instructions 2 & 3.

  Date

  Name(s)

  Capacity

  Address (Include Zip Code)

  DTC Account to which New Debentures should be delivered

  Tax Identification or Social Security Number (See Instruction 8)

  Telephone Number (Include Area Code)

  SPECIAL ISSUANCE AND PAYMENT INSTRUCTIONS
  (See Instructions 2 & 6)

          To be completed ONLY if Old Debentures are not accepted for exchange or New Debentures are to be returned by credit to a DTC account number other than the account number specified above.

          Issue New Debentures and/or unexchanged Old Debentures to:

  Name

  DTC Account #

  Address (Including Zip Code)

  (Tax Identification or Social Security Number)
  (See Instruction 8)

  MEDALLION SIGNATURE GUARANTEE (SEE INSTRUCTIONS 2 & 3 BELOW)
  (CERTAIN SIGNATURES MUST BE GUARANTEED BY AN
  ELIGIBLE INSTITUTION)

  Name of Eligible Institution Guaranteeing Signatures

  Address (Including Zip Code)

  Telephone Number (Including Area Code)

  Authorized Signature

  Printed Name

  Title

  Date

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE
OFFER

        1.    Delivery of Letter of Transmittal.    To tender Old Debentures in the Exchange Offer, book-entry transfer of the Old Debentures into the Exchange Agent's account with DTC, as well as a properly completed and duly executed copy or manually signed facsimile of this Letter, or an agent's message in lieu of this Letter, and any other documents required by this Letter, must be received by the Exchange Agent, at its address set forth herein, prior to 5:00 p.m. New York City time on the Expiration Date. Tenders of Old Debentures in the Exchange Offer may be made prior to the Expiration Date in the manner described in the preceding sentence and otherwise in compliance with this Letter. Old Debentures tendered hereby must be in denominations of principal amount at maturity of $1,000 or any integral multiple thereof. Unless otherwise indicated in the Letter of Transmittal, a holder will be deemed to have tendered ALL of the Old Debentures represented by the debentures listed in the tables entitled "Description of Unrestricted Old Debentures" and "Description of Restricted Old Debentures" in the Letter of Transmittal.

        THE METHOD OF DELIVERY OF THIS LETTER, AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT, INCLUDING DELIVERY THROUGH DTC OF ANY ACCEPTANCE OF AN AGENT'S MESSAGE TRANSMITTED THROUGH DTC'S AUTOMATED TENDER PROGRAM, IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER OF OLD DEBENTURES. IF SUCH DELIVERY IS MADE BY MAIL, IT IS SUGGESTED THAT THE TITLE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT SUFFICIENT TIME BE ALLOWED TO ASSURE TIMELY DELIVERY. NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF OLD DEBENTURES WILL BE ACCEPTED. EXCEPT AS OTHERWISE PROVIDED BELOW, DELIVERY WILL BE MADE WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. THIS LETTER AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO INTERNATIONAL GAME TECHNOLOGY OR DTC.

        Old Debentures tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m. New York City time on the Expiration Date, unless the Exchange Offer is extended, in which case tenders of Old Debentures may be withdrawn under the conditions described in the Offering Memorandum under the caption "The Exchange Offer—Expiration Date; Extensions; Amendments; Termination." In order to be valid, notice of withdrawal of tendered Old Debentures must comply with the requirements set forth in the Offering Memorandum under the caption "The Exchange Offer—Withdrawal of Tenders."

        2.    Signatures on Letter of Transmittal, Powers and Endorsements.    This Letter must be signed by or on behalf of the registered holder(s) of the Old Debentures tendered hereby. The signature(s) on this Letter must be exactly the same as the name(s) that appear(s) on the security position listing of DTC in which such holder of Old Debentures is a participant, without alteration or enlargement or any change whatsoever. IN ALL OTHER CASES, ALL SIGNATURES ON LETTERS OF TRANSMITTAL MUST BE GUARANTEED BY A MEDALLION SIGNATURE GUARANTOR.

        If any of the Old Debentures tendered hereby are registered in the name of two or more holders, all such holders must sign this Letter.

        If this Letter or any Old Debentures or powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by IGT, proper evidence satisfactory to IGT of its authority so to act must be submitted with this Letter.

        3.    Guarantee of Signatures.    Except as otherwise provided below, all signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program or the Stock Exchange Medallion Program. Signatures on this Letter need not be guaranteed if:

  •
  this Letter is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the Old Debentures and the holder(s) has not completed the portion entitled "Special Issuance and Payment Instructions" on the Letter of Transmittal; or

  •
  the Old Debentures are tendered for the account of an Eligible Guarantor Institution (defined below).

        If this Letter is not signed by the holder, the holder must transmit a separate, properly completed power with this Letter (in either case, executed exactly as the name(s) of the participant(s) appear(s) on such security position listing), with the signature on the endorsement or power guaranteed by a Medallion Signature Guarantor, unless such powers are executed by an Eligible Guarantor Institution (defined below).

        An Eligible Guarantor Institution (as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), means:

  (i)
  Banks (as defined in Section 3(a) of the Federal Deposit Insurance Act);

  (ii)
  Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers, as those terms are defined under the Exchange Act;

  (iii)
  Credit unions (as that term is defined in Section 19b(l)(A) of the Federal Reserve Act);

  (iv)
  National securities exchanges, registered, securities associations, and clearing agencies, as those terms are used under the Exchange Act; and

  (v)
  Savings associations (as that term is defined in Section 3(b) of the Federal Deposit Insurance Act).

        For a correction of name or a change in name which does not involve a change in ownership, you may proceed as follows: for a change in name by marriage, etc., this Letter should be signed, e.g., "Mary Doe, now by marriage, Mary Jones." For a correction in name, this Letter should be signed, e.g., "James E. Brown, incorrectly inscribed as J. E. Brown." In any such case, the signature on this Letter must be guaranteed as provided above, and the holder must complete the Special Issuance and Payment Instructions above.

        You should consult your own tax advisor as to possible tax consequences resulting from the issuance of New Debentures, as described above, in a name other than that of the registered holder(s) of the tendered Old Debentures.

        4.    Transfer Taxes.    IGT will pay all transfer taxes, if any, applicable to the transfer and exchange of Old Debentures in the Exchange Offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Other reasons transfer taxes could be imposed include:

  •
  if New Debentures in book-entry form are to be registered in the name of any person other than the person signing this Letter; or

  •
  if tendered Old Debentures are registered in the name of any person other than the person signing this Letter.

        If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the Letter, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Old Debentures tendered by such holder.

        5.    Validity of Tender; Irregularities.    All questions as to validity, form and eligibility of any tender of the Old Debentures hereunder will be determined by IGT, in its sole judgment (which may delegate power in whole or in part to the Exchange Agent), and such determination shall be final and binding. IGT reserves the right to waive any irregularities or defects in the tender of any Old Debentures and its interpretations of the terms and conditions of this Letter (including these instructions) with respect to such irregularities or defects shall be final and binding. A tender will not be deemed to have been made until all irregularities have been cured or waived.

        6.    Special Issuance and Payment Instructions and Special Delivery Instructions.    Indicate the name in which ownership of the New Debentures on the DTC security listing position is to be recorded if different from the name of the person(s) signing this Letter. A Social Security Number or Tax Identification Number will be required.

        7.    Additional Copies.    Additional copies of this Letter may be obtained from the Information Agent at the address listed below.

        8.    Substitute Form W-9.    You are required, unless an exemption applies, to provide the Exchange Agent with a correct Taxpayer Identification Number ("TIN"), generally the holder's social security number or employer identification number, and with certain other information, on Substitute Form W-9, which is provided herewith and to certify under penalties of perjury, that such TIN is correct and that you are not subject to backup withholding. Failure to provide the information on the form may subject the holder (or other payee) to a penalty of $50 imposed by the Internal Revenue Service ("IRS") and a United States federal income tax backup withholding on the payment of the amounts due. The box in Part 3 of the form may be checked if you have not been issued a TIN and have applied for a number or intend to apply for a number in the near future. If the box in Part 3 is checked, the Exchange Agent will withhold 28% of all reportable payments that the holder is otherwise entitled to receive (other than reportable interest and dividend payments for a period of 60 days) until a TIN is provided to the Exchange Agent.

IF FURTHER INSTRUCTIONS ARE DESIRED, CONTACT THE
INFORMATION AGENT:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005

Bank and Brokers call: (212) 269-5550 (collect)
All others call toll free: (800) 714-3312

IMPORTANT TAX INFORMATION

        Under United States federal income tax law, a holder whose Old Debentures are accepted for exchange is required by law to provide the Exchange Agent with such holder's correct TIN on the Substitute Form W-9 and to certify that the TIN provided is correct (or that such holder is awaiting a TIN). If such holder is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service (the "IRS") and backup withholding in an amount equal to 28% of the gross proceeds received pursuant to the Exchange Offer.

        Certain holders (including, among others, all corporations and certain foreign individuals and entities) may be exempted from these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status (Form W-8BEN). Such statements can be obtained from the Exchange Agent. Holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.

        If backup withholding applies, the Exchange Agent may be required to backup withhold on any such payments made to the holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS. The Exchange Agent cannot refund amounts withheld by reason of backup withholding.

What Number to Give the Paying Agent

        The holder is required to give the Exchange Agent the TIN, generally the social security number or employer identification number, of the record owner of the tendered Old Debentures. If the Old Debentures are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report. If the holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, he or she should check the box in Part 3 of the Substitute Form W-9, sign and date the Substitute Form W-9 and complete the Certificate of Awaiting Taxpayer Identification Number in order to avoid backup withholding. If the box in Part 3 is checked, the Exchange Agent will withhold 28% of all reportable payments that the holder is otherwise entitled to receive (other than reportable interest and dividend payments for a period of 60 days) until a TIN is provided to the Exchange Agent.

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  Exhibit (a)(1)(ii)